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                                                                     Exhibit 8.1

                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]




                                February 9, 2000



Wells Fargo & Company
420 Montgomery Street
San Francisco, California  94163

Ladies/Gentlemen:

          We have acted as counsel to Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), in connection with the proposed merger (the "Merger") of Romero Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Wells Fargo ("Merger Sub"), with and into Ragen MacKenzie Group Incorporated ("Ragen MacKenzie") upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of September 28, 1999, by and among Ragen MacKenzie, Wells Fargo, and Merger Sub (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

          For purposes of the opinion set forth below, we have relied, with the consent of Wells Fargo and the consent of Ragen MacKenzie, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Wells Fargo and Ragen MacKenzie dated the date hereof, and have assumed that such statements and representations will be complete and accurate at the Effective Time and that all statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the proxy statement/prospectus included therein (the "Proxy Statement").

          We have also assumed that (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Registration Statement and the Proxy Statement (and no terms or conditions therein material to this opinion will be waived), (ii) the Merger will be reported by Wells Fargo, Merger Sub and Ragen MacKenzie on their respective federal income tax returns in a manner consistent with the opinion set forth below, and (iii) the Merger will qualify as a statutory merger under the applicable laws of the State of Washington.

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Wells Fargo & Company
February 9, 2000
Page 2



          Based upon and subject to the foregoing, under currently applicable United States federal income tax law, it is our opinion that, for United States federal income tax purposes, (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) Ragen MacKenzie shareholders who exchange all of their Ragen MacKenzie common stock solely for Wells Fargo common stock in the Merger will recognize no gain or loss on that exchange (except with respect to cash received instead of a fractional share interest in Wells Fargo common stock).

          We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who dissent from the Merger and receive the fair value of their shares of Ragen MacKenzie common stock in cash, holders who do not hold their shares of Ragen MacKenzie common stock as capital assets, holders who acquired their shares of Ragen MacKenzie common stock through the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Ragen MacKenzie common stock as part of a hedge, straddle, conversion or constructive sale transaction). In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "The Merger--Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

          We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                 Very truly yours,

                                 /s/  WACHTELL, LIPTON, ROSEN & KATZ